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                                                                EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 12, 1995 of the combined balance sheet of the Fuel Tank System Division of Dyno Industrier A.S as of December 31, 1993 and the related combined statements of income and cash flows for the year then ended, and our report dated May 30, 1995 of the combined statement of revenues and direct costs and expenses of the Fuel Tank System Division of Dyno Industrier A.S for the year ended December 31, 1992, which are incorporated by reference in the Registration Statement (Form S-3, No. 333-18317) and related Prospectus of Walbro Corporation and Walbro Capital Trust for the registration of Convertible Trust Preferred Securities and to the reference to us under the caption "Experts" included therein.



Oslo, Norway                            DELOITTE & TOUCHE
January 28, 1997